                                   EXHIBIT (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 2-87775 of Ultra Series Fund on Form N-1A of our report dated February 14, 2006 appearing in the Annual Report of Ultra Series Fund for the year ended December 31, 2005, and to the references to us under the headings "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois